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                                   FORM 8-K


                      Securities and Exchange Commission
                            Washington, D.C.  20549



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported): April 1, 1998


                          Surety Capital Corporation
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            (exact name of registrant as specified in its charter)



    Delaware                        33-1983                         75-2065607
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(State or other             (Commission File Number)               (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                        Number)



            1845 Precinct Line Road, Suite 100, Hurst, Texas  76054
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                   (address of principal executive offices)



Registrant's telephone number, including area code:  817-498-8154



                                Not applicable
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         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OF ASSETS

    Effective April 1, 1998, Surety Capital Corporation ("Surety") acquired TexStar National Bank, a national banking association located in Universal City, Texas ("TexStar").

    Surety, Surety's subsidiary, Surety Bank, National Association ("Surety Bank"), TexStar and certain shareholders of TexStar (the "Shareholders") entered into (i) that certain Reorganization Agreement dated October 10, 1997 (the "Reorganization Agreement") and (ii) that certain Agreement to Merge TexStar National Bank With and Into Surety Bank, National Association Under the Charter of Surety Bank, National Association and Under the Title of Surety Bank, National Association, providing for the merger of TexStar with and into Surety Bank.

    On April 1, 1998 (the "Effective Date"), TexStar was merged with and into Surety Bank, with the shareholders of TexStar receiving cash in exchange for their shares of common stock of TexStar (the "Merger"). Pursuant to the Merger, Surety Bank paid a total of $9,672,000, of which $400,000 was paid into an escrow account to indemnify Surety and Surety Bank, and their respective officers, directors, employees, agents, successors and assigns against any claims connected with or arising out of a breach of warranty or misrepresentation or a breach of covenant by TexStar under certain provisions of the Reorganization Agreement. The escrowed funds will be paid to the shareholders of TexStar if not used to defend against or satisfy indemnified claims of Surety and Surety Bank. The purchase price paid by Surety pursuant to the Merger was $9,500,000 (based on approximately 168.2% of the book value of TexStar as of September 30, 1997), plus a performance percent equal to $172,000 based on fifty percent (50%) of net earnings of TexStar from September 1, 1997 to the date of closing in excess of $100,000.

    In connection with the Merger, all of the assets of TexStar were transferred and conveyed to Surety Bank and Surety Bank assumed all of the liabilities of TexStar. Surety Bank continues to conduct its business as a national banking association from its main office located at 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054; from its existing established branches at U.S. Highway 287, Chester, Texas 75936; at Broadway and Main Streets, Kennard, Texas 75847; at 600
S. First, Lufkin, Texas 75901; at 310 N. Ninth, Midlothian, Texas 76065; at 104 North Elm, Waxahachie, Texas 75165; at U.S. Highway 69, Wells, Texas 75976; and at 2500 Highway 82 East, Whitesboro, Texas 76273; and from its new branches acquired through the Merger at 600 Pat Booker Road, Universal City, Texas 78148; at 9154 FM 78, Converse, Texas 78109; at 1012 IH 35 South, New Braunfels, Texas 78130; at 426 Wolfe, San Antonio, Texas 78216; and at 420 Schertz Parkway, Schertz, Texas 78154.

    Surety financed the Merger through a private placement of $4,350,000 aggregate principal amount of its 9% Subordinated Convertible Notes due 2008, which closed on March 31, 1998. Upon

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completion of the private placement, Surety made a capital contribution in the amount of $4,000,000 to Surety Bank to enable Surety Bank to consummate the Merger.

    There are no material relationships between the parties to the Merger or any of their respective affiliates, other than Byron K. Bexley, former president of TexStar, who is serving as a branch manager of Surety Bank.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements

         Audited financial statements of the acquired bank, if determined to be required by Rule 3-05 of Regulation S-X, will be filed within sixty
         (60) days.

    (b) Pro forma financial statements and applicable industry guide 3 disclosures will be filed within sixty (60) days.

    (c)  Exhibits

         The following exhibits are included with this Form 8-K in accordance with the provisions of Item 601 of Regulation S-K:

         2.11 Agreement and Plan of Reorganization by and among Surety Bank, National Association, TexStar National Bank, Surety Capital Corporation, and certain shareholders of TexStar National Bank, dated as of October 10, 1997; and Agreement to Merge TexStar National Bank with and into Surety Bank, National Association Under the Charter of Surety Bank, National Association and Under the Title of Surety Bank, National Association, between Surety Bank, National Association and TexStar National Bank and joined in by Surety Capital Corporation and certain shareholders of TexStar National Bank, dated as of October 10, 1997 (1)

         20    Press Release dated April 6, 1998*

_______________

         (1) Filed with the Company's Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein.

         *     Filed herewith.

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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SURETY CAPITAL CORPORATION



DATE:  April 7, 1998                By: /s/ B. J. Curley
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                                       B. J. Curley, Vice President
                                       and Chief Financial Officer

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